EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Authorization for Construction and Operation of Butte Highlands Underground Gold Mine

Coeur d’Alene, Idaho – January 27, 2015– Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that the Montana Department of Environmental Quality (“MDEQ”) has authorized Butte Highlands Joint Venture (“BHJV”) to construct and operate its proposed underground gold mine south of Butte, Montana by publishing its Record of Decision (“ROD”) on the Final Environmental Impact Statement (“EIS”) for the project.  The MDEQ, which was tasked with evaluating and selecting a plan for operating the mine, has selected the Agency Mitigated Alternative authorizing BHJV to construct and operate the proposed mine with certain modifications to some aspects of BHJV’s proposed plan.

In announcing its decision in the ROD, the MDEQ noted, “The DEQ has selected the Agency Mitigated Alternative, authorizing BHJV to construct and operate the proposed underground gold mine.  A detailed description of the Agency Mitigated Alternative is set forth on pages 51 through 62 of the Final EIS. This alternative meets the purpose and need for the proposal and complies with the substantive requirements of the Metal Mine Reclamation Act, the Montana Air or Water Quality acts, and the Montana Public Water Supply Act. The Agency Mitigated Alternative includes reasonable mitigation measures addressing compliance issues associated with protecting water resources as required by Section 82-4-336(10), MCA. While some of these mitigation measures were not included in the Draft Permit, they were developed in consultation with BHJV and are included in the Final Permit with the consent of BHJV.”

The MDEQ added, “The Agency Mitigated Alternative includes modifications to some aspects of the Proposed Action. Under the Agency Mitigated Alternative, DEQ would require additional water quality monitoring, mitigations for reductions in flows during groundwater recharge after mining ceases, and flow augmentation in Fish Creek.”

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands Gold Project where mining is expected to commence following the issuance of the final hard rock operating permit (“Final HROP”) and the U.S. Forest Service (“USFS”) approval of a road-use plan of operations for material haulage.  Timberline’s joint venture partner is funding all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.

Kiran Patankar, Timberline’s President and CEO, commented, “It is gratifying for the BHJV team to have achieved this key permitting milestone after a very lengthy process since submitting the Draft EIS for the project. We are pleased with the consultation between the MDEQ and BHJV, with critical input from Montana Fish, Wildlife, and Parks, and Butte-Silver Bow.  This cooperation has led to a sensible ‘win-win’ mitigation plan for the project, which provides for restoration of the site to pre-historic mining conditions in order to improve fisheries and provide significant economic benefits to the community.  We now look forward to the USFS completing the road permit and ongoing cooperation with the regulatory agencies and the city and county of Butte-Silver Bow.”

The ROD includes a final Basin Creek Stream Flow Nonsignficance Determination which concludes that reduced stream flow in upper Basin Creek that would result from plugging of the historic Highland Mine adit does not constitute significant degradation to the environment.  The complete text of the ROD may be viewed at http://deq.mt.gov/eis.mcpx.

With a positive ROD now issued, the DEQ is currently calculating the amount of a reclamation bond for the project.  Key elements in that calculation have already been completed including estimates for plugging of the historic Highland Mine adit.  The Final HROP can be issued once BHJV posts the reclamation bond.

Other critical permits required to allow mining to begin have already been issued including the Montana Pollutant Discharge Elimination System (“MPDES”) Permit, MDEQ Air Quality Permit, EPA Underground Injection Control Permit, Conservation District 310 Permit, and an Army Corp of Engineers 404 Nationwide Permit.  In addition, Butte-Silver Bow County has approved BHJV as a commercial water customer to support mitigation measures identified in the ROD.

The Company also today announces a revised schedule for completion of the National Environmental Policy Act (“NEPA”) environmental review by the USFS Beaverhead-Deerlodge National Forest on the proposed Plan of Operations for the Butte Highlands Mine Haul Road.  The USFS issued a draft Environmental Assessment (“EA”) in March, 2014 and now schedules release of a draft decision for public comment on March 18, 2015.  The final decision is scheduled for May 11, 2015.

About Timberline Resources

Timberline Resources Corporation is focused on advancing and developing its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend in Nevada.  The Company continues to advance the NI 43-101 resource of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area in addition to advancing the exploration target of 180,000 – 200,000 ounces of gold at the Windfall project area into NI 43-101 compliance.  Exploration potential across the project area is lying along three separate structural trends defined by distinct geochemical gold anomalies.  The majority of the project area has yet to be drill tested.  Historic production from heap leach mines took place at Lookout Mountain and Windfall mines, both located on the Company’s Eureka property.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

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Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Cautionary Note

The Company clarifies that BHJV has decided to advance the Butte Highlands Gold Project into production without first establishing NI 43-101 compliant mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure associated with the Butte Highlands Project.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s expected permits and timing of permits by the MDEQ and/or USFS at Butte Highlands, progress and timing of evaluations, including the Final EA , being done by the USFS, timing, schedule and signing of the the Final Hard Rock Operating Permit, timing, calculation, and remittance of the required bond at Butte Highlands, timing of the completion of the Final EA by the USFS, sufficiency of the proposed mitigation measures, the estimated timing for flow augmentation, the level of post-mining groundwater elevations and enhanced spring development to support stream flows, commencement and timing of construction and operating production at Butte Highlands, use of the Highland Road for material haulage, timing and information regarding a revised schedule from MDEQ and/or USFS, restoration of the site to pre-historic conditions, improvement of fisheries and economic benefits to the community, and the continuation of development and funding by the Company’s JV partner at Butte Highlands. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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